Exhibit 99.2

FOR IMMEDIATE RELEASE

GLOBAL BRASS AND COPPER HOLDINGS, INC. APPOINTS KEVIN BENSE

PRESIDENT OF A.J. OSTER SEGMENT

Dan Becker to retire after 37 year career with Olin Corporation and GBC

Schaumburg, IL., September 9, 2013 Global Brass and Copper Holdings, Inc. (NYSE: BRSS) (“GBC” or the “Company”) today announced that Kevin Bense will assume the role of President of A.J. Oster, effective October 1, 2013 following the retirement of Dan Becker. Mr. Becker will stay with the Company through December to assist with the transition and lead select strategic assignments.

“Kevin is an accomplished leader and has been instrumental in helping to drive our strategic execution, profitability and commercial expansion in the Somers Thin Strip division,” said John Wasz, GBC’s Chief Operating Officer. “Kevin’s industry experience coupled with his proven success and strategic perspective will enhance A.J. Oster’s ability to solidify and achieve its strategy as we move forward.”

Mr. Bense is currently the Vice President and General Manager of the Somers Thin Strip division of GBC Metals, LLC (d\b\a as Olin Brass). Mr. Bense joined GBC’s team in August 2011 and led a quick turnaround of the Somers Thin Strip division and expanded its commercial base. Over the last two years, Mr. Bense and the Somers leadership team have dramatically enhanced the business and positioned it for continued long-term success.

Prior to joining GBC, Mr. Bense served as a global business leader for Honeywell International, Inc.’s specialty additives business unit. Prior to that, Mr. Bense held a variety of managerial and leadership roles during his 18 years working within the chemicals industry.

Since joining Olin Brass in 1976, Mr. Becker progressed quickly into various leadership roles throughout his career and most recently served as President of A.J. Oster since 2004. Additional leadership roles included Director of Marketing for Olin and Director of Operations for Olin Europe, Africa and the Middle East, as well as leading the establishment of the Olin Mexico entity, the turnaround of the Olin-Aegis joint venture, and the profitability improvement of Olin Corporation’s Pool Chemical business.

“We want to thank Dan for his contributions during his tenure with the company. Throughout his career, Dan successfully managed the organization through several economic cycles and developed A.J. Oster into a separate business within GBC’s portfolio, while also helping guide the Company through sustained profitability improvements. We wish him well in his retirement,” concluded Wasz.

About Global Brass and Copper

Global Brass and Copper Holdings, Inc. through its wholly-owned principal operating subsidiary, Global Brass and Copper, Inc., is a leading, value-added converter, fabricator, distributor and processor of specialized copper and brass products in North America. We engage in metal melting and casting, rolling, drawing, extruding and stamping to fabricate finished and semi-finished alloy products from processed scrap, copper cathode and other refined metals. Our products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that we sell under the Olin Brass, Chase Brass and A.J. Oster brand names. Our products are used in a variety of applications across diversified end markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer end markets.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes”, “expects”, “projects”, “may”, “would”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, the Company, through its senior management, from time to time make forward-looking public statements concerning its expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, the Company’s actual results may differ materially from those that it expected. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect the Company’s actual results. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the failure to maintain the Company’s balanced book approach which could cause increased volatility in the Company’s profitability and operating results and may result in significant losses; the loss in order volumes from any of the Company’s largest customers, which may reduce the Company’s sales volumes, revenues and cash flows; the disruption to the Company’s business if its customers shift their manufacturing offshore; the occurrence of any prolonged disruptions at or failures of the Company’s manufacturing facilities and equipment which could have a material adverse effect on its business, financial condition, results of operations and cash flows; and the failure to implement the Company’s business strategy, including its growth initiatives, could adversely affect its business, financial condition, results of operations or cash flows. More detailed information about these and other risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our Amendment No. 9 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 22, 2013, in Item 1A “Risk Factors” and elsewhere in the Company’s Quarterly Report on From 10-Q for the quarter ended June 30, 2013 and in the Company’s other filings with the Securities and Exchange Commission. All forward-looking information in this press release is expressly qualified in its entirety by these cautionary statements. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release. In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT:	Robert Micchelli
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700

Ryan Lown
FTI Consulting
(312) 553-6756